As filed with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-186487

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERTEC, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	7374	66-0783622
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Luisa Wert Serrano, Esq.

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rosa A. Testani, Esq. Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 (212) 872-8115	Michael J. Ohler, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to furnish certain information in Item 13 and to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated fees and expenses, other than underwriting discounts, paid or payable by the registrant in connection with the issuance and distribution of the common stock. All amounts are estimates except for the SEC registration, Financial Industry Regulatory Authority, Inc. and stock exchange and listing fees.

SEC registration fee	$66,046
Stock exchange filing fee and listing fee	250,000
Transfer agent and registrar fees	15,000
Printing and engraving costs	375,000
Legal and accounting fees and expenses	6,500,000
Financial Industry Regulatory Authority, Inc. filing fee	73,132
Miscellaneous	45,822

Total	$7,325,000

Item 14.	Indemnification of Directors and Officers

Article 1.02(b)(6) of the Puerto Rico General Corporation Law of 2009, as amended (the “PR-GCL”), provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of the directors or stockholders for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase or redemption or obtaining an improper personal benefit. Section 8.1 of our amended and restated certificate of incorporation contains such a provision.

Article 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify its officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which such officers and directors are or may be made parties by reason of being officers or directors. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of uninterested stockholders or directors or otherwise.

Article 2.02(n) of the PR-GCL states that every corporation created under the provisions of the PR-GCL shall have the power to reimburse to all directors and officers or former directors and officers the expenses which necessarily or in fact were incurred with respect to the defense in any action, suit or proceeding in which such persons, or any of them, are included as a party or parties for having been directors or officers of one or another corporation, pursuant to and subject to the provisions of Article 4.08 of the PR-GCL described above.

Section 8.2 of our amended and restated certificate of incorporation and Section 8.1 of our amended and restated bylaws provides that our directors, officers, employees and agents shall be indemnified to the fullest extent authorized by the PR-GCL against expenses and certain other liabilities arising out of legal action brought or threatened against them for their conduct on our behalf, provided that each such person acted in good faith and in a manner that he or she deemed to be reasonable and consistent with, and not opposed to, our best interests. Indemnification by us is available in a criminal action only if such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 8.2 of our amended and restated bylaws provides that we will pay expenses incurred in defending any proceeding covered by Section 8.1 of our amended and restated bylaws in advance of the final disposition of such proceeding; provided, that if the PR-GCL requires, we may first require an undertaking by or on behalf of any person covered by Section 8.2 to repay such amounts, if it is ultimately determined that he is not entitled to be indemnified by us.

Section 8.5 of our amended and restated bylaws provides that we may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not we would have the power or would be required under the PG-GCL to indemnify them against such liabilities. We maintain a directors’ and officers’ liability insurance policy.

We intend to enter into separate indemnification agreements with each of our directors, which may be broader than the specific indemnification provisions contained in Puerto Rico law. These indemnification agreements will require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors. These indemnification agreements will also require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause our directors to be covered by any of our insurance policies providing insurance for our directors and officers. A director will not be entitled to indemnification by us under such agreements if (a) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, our best interests or (b) with respect to any criminal action or proceeding, the director had reasonable cause to believe his conduct was unlawful.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is certain information regarding securities issued by the registrant during the last three years in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), including the consideration, if any, received by the registrant for such issuances.

On April 17, 2012, in connection with its incorporation, the registrant issued 36,753,786 shares of its Class A Common Stock to Apollo and 35,312,462 shares of its Class A Common Stock to Popular in exchange for all of the Apollo’s and Popular’s right, title and interest in and to their respective shares of common stock of Holdings. In addition, the registrant assumed the 2010 Plan and all of the outstanding equity awards issued thereunder or subject thereto. The registrant also issued 603,680 shares of its Class B Non-Voting Common Stock to certain directors and key employees in exchange for all of such persons’ right, title and interest in and to their shares of Class B Non-Voting Common Stock of Holdings. In addition, the registrant issued 113,812 restricted shares of Class B Non-Voting Common Stock to Felix Villamil and 29,292 restricted shares of Class B Non-Voting Common Stock to Peter Harrington, which restricted shares remain subject to the terms and conditions set forth in the applicable restricted stock agreements described under “Management —Executive Compensation”.

On August 1, 2012, the registrant issued 33,112 shares of its Class B Non-Voting Common Stock and 300,000 options to purchase shares of its Class B Non-Voting Common Stock to Philip E. Steurer in connection with his appointment as EVERTEC’s Executive Vice President and Chief Operating Officer.

None of these transactions involved any underwriters or any public offerings. Each of these transactions was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the registrant or any person acting on its behalf; the recipient of our securities agreed that the securities would be subject to the standard restrictions applicable to a private placement of securities under applicable state and federal securities laws; and appropriate legends were affixed to the certificates issued in such transactions.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are inapplicable, not required or the information has been disclosed elsewhere in the financial statements or notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertake:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico on the 9th day of April, 2013.

EVERTEC, INC.

By:	/s/ Peter Harrington
Peter Harrington
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Peter Harrington Peter Harrington	President and Chief Executive Officer (Principal Executive Officer)	April 9, 2013

/s/ Juan J. Román Juan J. Román	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 9, 2013

* Marc E. Becker	Chairman of the Board and Director	April 9, 2013

* Félix M. Villamil	Vice Chairman of the Board and Director	April 9, 2013

* Jorge Junquera	Director	April 9, 2013

* Nathaniel J. Lipman	Director	April 9, 2013

* Matthew H. Nord	Director	April 9, 2013

* Richard L. Carrión Rexach	Director	April 9, 2013

* Néstor O. Rivera	Director	April 9, 2013

* Scott I. Ross	Director	April 9, 2013

* Thomas M. White	Director	April 9, 2013

*By:	/s/ Juan J. Román Juan J. Román Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement

2.1	Agreement and Plan of Merger, dated June 30, 2010, by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisitions, Inc. and EVERTEC Group, LLC (incorporated by reference to Exhibit 2.1 of Popular, Inc.’s Current Report on Form 8-K filed on July 8, 2010, File No. 001-34084)

2.2	Amendment to the Agreement and Plan of Merger, dated August 5, 2010, by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. and EVERTEC Group, LLC (incorporated by reference to Exhibit 2.2 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

2.3	Second Amendment to the Agreement and Plan of Merger, dated August 8, 2010, by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. and EVERTEC Group, LLC (incorporated by reference to Exhibit 2.1 of Popular, Inc.’s Current Report on Form 8-K filed on August 12, 2010, File No. 001-34084)

2.4	Third Amendment to the Agreement and Plan of Merger, dated September 15, 2010, by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. and EVERTEC Group, LLC (incorporated by reference to Exhibit 2.1 of Popular, Inc.’s Current Report on Form 8-K filed on September 21, 2010, File No. 001-34084)

2.5	Fourth Amendment to the Agreement and Plan of Merger, dated September 30, 2010, by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. and EVERTEC Group, LLC (incorporated by reference to Exhibit 2.1 of Popular, Inc.’s Current Report on Form 8-K filed on October 6, 2010, File No. 001-34084)

3.1*	Certificate of Incorporation of Carib Latam Holdings, Inc. (now known as EVERTEC, Inc.)

3.2*	Amendment to Certificate of Incorporation of Carib Latam Holdings, Inc. (now known as EVERTEC, Inc.)

3.3*	Amendment to Certificate of Incorporation of EVERTEC, Inc.

3.4*	Form of Amended and Restated Certificate of Incorporation of EVERTEC, Inc.

3.5*	Form of Amended and Restated Bylaws of EVERTEC, Inc.

4.1	Indenture, dated as of September 30, 2010, among EVERTEC Group, LLC, the guarantors party thereto and Wilmington Trust FSB, as trustee. (incorporated by reference to Exhibit 4.1 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

4.2	Supplemental Indenture No. 1, dated as of April 17, 2012, among EVERTEC Group, LLC, EVERTEC Finance Corp. and Wilmington Trust, National Association, as trustee. (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504)

4.3	Supplemental Indenture No. 2, dated as of May 7, 2012, among EVERTEC Group, LLC, EVERTEC Finance Corp., the guarantors party thereto and Wilmington Trust, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed on May 10, 2012, File No. 333-173504)

4.4	Supplemental Indenture No. 3, dated as of May 7, 2012, among EVERTEC Group, LLC, EVERTEC Finance Corp., the guarantors party thereto and Wilmington Trust, National Association. (incorporated by reference to Exhibit 4.3 of Current Report on Form 8-K filed on May 10, 2012, File No. 333-173504)

EX-I

Exhibit No.	Description

4.5	Registration Rights Agreement, dated as of September 30, 2010, by and among EVERTEC Group, LLC, the guarantors party thereto and Banc of America Securities LLC, as representative of the initial purchasers. (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

4.6	Registration Rights Agreement, dated as of May 7, 2012, by and among EVERTEC Group, LLC, EVERTEC Finance Corp., the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers. (incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed on May 10, 2012, File No. 333-173504)

4.7	Form of 11% Senior Note due 2018 (included in the Indenture filed as Exhibit 4.1 to Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

4.8	Stockholder Agreement, dated April 17, 2012, among EVERTEC, Inc. and the holders party thereto. (incorporated by reference to Exhibit 99.1 of Popular, Inc.’s Current Report on Form 8-K filed on April 23, 2012, File No. 001-34084).

4.9*	Form of common stock certificate of EVERTEC, Inc.

4.10*	First Amendment to the Stockholder Agreement, dated March 27, 2013, among EVERTEC, Inc. and the holders party thereto.

5.1	Opinion of Goldman Antonetti & Córdova, LLC re: legality

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP re: tax matters

8.2	Opinion of Goldman Antonetti & Córdova, LLC re: tax matters

10.1	Credit Agreement, dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer. (incorporated by reference to Exhibit 10.1 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.2	Amendment No. 1, dated as of March 3, 2011, to Credit Agreement, dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer. (incorporated by reference to Exhibit 10.2 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.3	Amendment No. 2, dated as of May 9, 2012, to Credit Agreement, dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer. (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed on May 10, 2012, File No. 333-173504)

10.4	Incremental Assumption Agreement, dated as of May 9, 2012, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC, the lenders from time to time parties thereto and Bank of America, N.A., as administrative agent. (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed on May 10, 2012, File No. 333-173504)

10.5	Guarantee Agreement dated as of September 30, 2010, by and among EVERTEC Group, LLC, the loan parties identified on the signature pages thereof and Bank of America, N.A. as administrative agent and collateral agent. (incorporated by reference to Exhibit 10.3 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.6	Collateral Agreement dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC, each subsidiary of EVERTEC Group, LLC identified therein and Bank of America, N.A. as collateral agent. (incorporated by reference to Exhibit 10.4 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

EX-II

Exhibit No.	Description

10.7*	Amended and Restated Master Service Agreement, dated as of September 30, 2010, among Popular, Inc. Banco Popular de Puerto Rico and EVERTEC Group, LLC. †

10.8	Technology Agreement, made and entered into as of September 30, 2010, by and between Popular, Inc. and EVERTEC Group, LLC. (incorporated by reference to Exhibit 99.4 of Popular, Inc.’s Current Report on Form 8-K filed on October 6, 2010, File No. 001-34084)

10.9	Amended and Restated Independent Sales Organization Sponsorship and Services Agreement, dated as of September 30, 2010, by and between Banco Popular de Puerto Rico and EVERTEC Group, LLC. (incorporated by reference to Exhibit 10.7 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.10	IP Purchase and Sale Agreement, dated June 30, 2010, by and between Popular, Inc. (and Affiliates and Subsidiaries) and EVERTEC Group, LLC. (incorporated by reference to Exhibit 10.1 of Popular, Inc.’s Current Report on Form 8-K filed on July 8, 2010, File. No. 001-34084)

10.11	Consulting Agreement dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC and Apollo Management VII, L.P. (the “Apollo Consulting Agreement”) (incorporated by reference to Exhibit 10.9 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.12	Consulting Agreement dated as of September 30, 2010, among EVERTEC Intermediate Holdings, LLC, EVERTEC Group, LLC and Popular, Inc. (the “Popular Consulting Agreement”) (incorporated by reference to Exhibit 10.10 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.13	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Felix M. Villamil Pagani. (incorporated by reference to Exhibit 10.11 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.14	Promissory Note and Forgivable Loan, Stock Pledge Agreement, dated as of September 29, 2010, between EVERTEC Group, LLC and Félix M. Villamil. (incorporated by reference to Exhibit 10.12 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.15	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Luis O. Abreu. (incorporated by reference to Exhibit 10.13 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.16	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Carlos J. Ramírez. (incorporated by reference to Exhibit 10.14 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.17	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Luis G. Alvarado. (incorporated by reference to Exhibit 10.15 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.18	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Jorge R. Hernandez. (incorporated by reference to Exhibit 10.16 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.19	EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan. (incorporated by reference to Exhibit 10.3 of Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504)

10.20	Subscription Agreement, dated as of April 5, 2011, by and between EVERTEC Intermediate Holdings, LLC and Thomas M. White 2006 Trust. (incorporated by reference to Exhibit 10.21 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

EX-III

Exhibit No.	Description

10.21	Subscription Agreement, dated as of February 11, 2011, by and between EVERTEC Intermediate Holdings, LLC and Luis O. Abreu. This Agreement is one of six substantially identical subscription agreements and includes a schedule which identifies material details in which each agreement differs from the one that is filed herewith. (incorporated by reference to Exhibit 10.22 of Registration Statement on Form S-4 filed on April 14, 2011, File No. 333-173504)

10.22	Agreement, dated as of June 29, 2011, by and among EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC and Luis O. Abreu and Ileana Gonzalez. (incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-Q filed on August 15, 2011, File No. 333-173504)

10.23	Employment Agreement, dated as of June 30, 2011, by and between EVERTEC Group, LLC and Juan Jose Román-Jiménez. (incorporated by reference to Exhibit 10.2 of Quarterly Report on Form 10-Q filed on August 15, 2011, File No. 333-173504)

10.24	Subscription Agreement, dated as of June 30, 2011, by and between EVERTEC Intermediate Holdings, LLC and Juan Jose Román-Jiménez. (incorporated by reference to Exhibit 10.3 of Quarterly Report on Form 10-Q filed on August 15, 2011, File No. 333-173504)

10.25	Employment Agreement, dated as of February 22, 2012, by and between EVERTEC Group, LLC and Peter Harrington. (incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.26	Subscription Agreement, dated as of February 22, 2012, by and between EVERTEC Intermediate Holdings, LLC and Peter Harrington. (incorporated by reference to Exhibit 10.2 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.27	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Peter Harrington. (incorporated by reference to Exhibit 10.4 of Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504)

10.28	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani. (incorporated by reference to Exhibit 10.5 of Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504)

10.29	Confidential Modification Agreement and General Release, dated as of February 24, 2012, by and between EVERTEC Group, LLC, EVERTEC Intermediate Holdings, LLC, Felix M. Villamil Pagani and Lourdes Duran. (incorporated by reference to Exhibit 10.3 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.30	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Peter Harrington. (incorporated by reference to Exhibit 10.4 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.31	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani. (incorporated by reference to Exhibit 10.5 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.32	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Juan Jose Román-Jimenez. (incorporated by reference to Exhibit 10.6 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.33	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Carlos J. Ramírez. (incorporated by reference to Exhibit 10.7 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

EX-IV

Exhibit No.	Description

10.34	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Luis G. Alvarado. (incorporated by reference to Exhibit 10.8 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.35*	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Jorge Hernandez.

10.36	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo. (incorporated by reference to Exhibit 10.9 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.37	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo. (incorporated by reference to Exhibit 10.10 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.38	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Nathaniel Lipman. (incorporated by reference to Exhibit 10.11 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.39	EVERTEC, Inc. Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Thomas M. White 2006 Trust. (incorporated by reference to Exhibit 10.12 of Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504)

10.40	Tax Payment Agreement, dated as of April 17, 2012, by and among EVERTEC, Inc., EVERTEC Intermediate Holdings, LLC and EVERTEC Group, LLC. (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504)

10.41*	Stock Contribution and Exchange Agreement, dated as of April 17, 2012, by and among EVERTEC Intermediate Holdings, LLC, EVERTEC, Inc., and the holders shares of common stock of EVERTEC Intermediate Holdings, LLC.

10.42	Employment Agreement, dated as of August 1, 2012, by and between EVERTEC Group, LLC and Philip E. Steurer. (incorporated by reference to Exhibit 10.1 of Quarterly Report on Form 10-Q filed on August 14, 2012, File No. 333-173504)

10.43	Stock Option Agreement, dated as of August 1, 2012, by and between EVERTEC, Inc. and Philip E. Steurer. (incorporated by reference to Exhibit 10.2 of Quarterly Report on Form 10-Q filed on August 14, 2012, File No. 333-173504)

10.44	Subscription Agreement, dated as of August 1, 2012, by and between EVERTEC, Inc. and Philip E. Steurer. (incorporated by reference to Exhibit 10.3 of Quarterly Report on Form 10-Q filed on August 14, 2012, File No. 333-173504)

10.45*	Form of Termination Agreement for Apollo Consulting Agreement.

10.46*	Form of Termination Agreement for Popular Consulting Agreement.

10.47	[Reserved]

10.48*	Amended and Restated ATH Network Participation Agreement, dated as of September 30, 2010, by and between Banco Popular de Puerto Rico and EVERTEC Group, LLC and service riders related thereto †

10.49*	ATH Support Agreement, dated as of September 30, 2010, by and between Banco Popular de Puerto Rico and EVERTEC Group, LLC. †

10.50*	Amended and Restated TicketPop Services Agreement, dated as of September 30, 2010, by and between Banco Popular de Puerto Rico and EVERTEC Group, LLC.

EX-V

Exhibit No.	Description

10.51*	Venezuela Transition Service Agreement, dated as of September 29, 2010, among EVERTEC Group, LLC, EVERTEC de Venezuela, C.A. and Popular, Inc.

10.52*	First Amendment to Venezuela Transition Service Agreement, dated as of July 1, 2011, among EVERTEC Group, LLC, EVERTEC de Venezuela, C.A. and Popular, Inc.

10.53*	Second Amendment to Venezuela Transition Service Agreement, dated as of March 9, 2012, among EVERTEC Group, LLC, EVERTEC de Venezuela, C.A. and Popular, Inc.

10.54*	Virgin Islands Services Agreement, dated as of September 15, 2010, by and between EVERTEC Group, LLC and Banco Popular de Puerto Rico.

10.55*	Master Lease Agreement, dated as of April 1, 2004, by and between EVERTEC Group, LLC and Banco Popular de Puerto Rico.

10.56*	First Amendment to Master Lease Agreement, dated as of January 1, 2006, by and between EVERTEC Group, LLC and Banco Popular de Puerto Rico.

10.57*	Second Amendment to Master Lease Agreement, dated as of April 23, 2010, by and between EVERTEC Group, LLC and Banco Popular de Puerto Rico.

10.58*	Third Amendment to Master Lease Agreement, dated as of September 30, 2010, by and between EVERTEC Group, LLC and Banco Popular de Puerto Rico.

10.59*	Employment Agreement, dated as of October 1, 2010, by and between EVERTEC Group, LLC and Miguel Vizcarrondo.

10.60*	Amendment to Employment Agreement, dated as of February 22, 2012, by and between EVERTEC Group, LLC and Miguel Vizcarrondo.

10.61*	Form of EVERTEC, Inc. 2013 Equity Incentive Plan.

10.62*	Form of Indemnification Agreement among EVERTEC, Inc. and its directors.

21.1*	Subsidiaries of EVERTEC, Inc.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

23.2	Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.3	Consent of Akin Gump Strauss Hauer & Feld, LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

23.4	Consent of Goldman Antonetti & Córdova, LLC (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

24.1*	Powers of Attorney of Directors and Officers of the registrant (included on signature pages to this Registration Statement).

99.1*	Consent of Director Nominee.

*	Previously filed.
†	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

EX-VI